PURE WORLD, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES
                                     -------

Section 1.1     REGISTERED OFFICE IN DELAWARE

                The registered office of the corporation required by Section 131 of the General Corporation Law of the State of Delaware (the "GCL") shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2     OTHER OFFICES

                The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS
                             ----------------------

Section 2.1     PLACE OF MEETINGS

                All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2.2     ANNUAL MEETINGS

                Annual meetings of stockholders shall be held within 150 days of the close of the corporation's fiscal year, or at such other date and time as shall be designated from time to time by the board of directors at which they shall elect by a simple majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3     SPECIAL MEETINGS

                Special  meetings  of   the  stockholders,  for  any  purpose or
purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors, or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of one or more stockholders holding not less than twenty percent (20%) of the voting power entitled to be present or represented at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

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Section 2. 4    NOTICE OF MEETINGS AND ADJOURNED MEETINGS

                2.4.1 Written notice of each meeting of stockholders, annual or special,shall be given which shall state the place,date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed,such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of mailing of any notice or report, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the facts stated therein.

                2.4.2 Any meeting of stockholders,annual or special,may adjourn from time to time to reconvene at the same or some other place, and, except as otherwise provided in this section, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days,or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5     WAIVER OF NOTICE

                Notice of a meeting need not be given to any stockholder who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such stockholder. No stockholder who so protests shall be considered present at any such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.6     ACTION WITHOUT MEETING

                2.6.1 Unless otherwise provided in the Certificate of Incorporation of this corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                2.6.2  Any  stockholder  giving  a   written  consent,   or  the
stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.


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                2.6.3  Determination   of  a   Record  Date of Action by Written
Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date for determination of stockholders entitled to consent to such action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder seeking to have stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, not more than 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                2.6.4 Inspectors of Election; Procedures for Counting Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.

     Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the corporation (the "Soliciting Stockholders") or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the corporation, the Soliciting Stockholders or their representative or any other entity. As soon as practicable the earlier of (i) sixty (60) days after the date of the earliest


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dated consent  delivered to the  corporation  in the manner  provided in Section
228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the corporation or the Soliciting Stockholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the numbers of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

     Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

     The corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

Section 2.7     QUORUM

                2.7.1 The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if the voting of them at the meeting has been enjoined or if for any reason they cannot be lawfully voted at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4.2 of these By-Laws until a quorum shall attend.

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                2.7.2  The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8     VOTING RIGHTS

                Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

Section 2.9     PROXIES

                Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.

Section 2.10    MANNER OF CONDUCTING MEETINGS

                2.10.1 Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  2.10.2 To the extent not in conflict with the provisions of the GCL relating thereto, the Certificate of Incorporation,or express provisions of these By-Laws, meetings shall be conducted pursuant to such rules as may be adopted by the Board of Directors prior to the meeting or, if no rules have been so adopted, pursuant to such rules as may be promulgated by the Chairman.

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Section 2.11    INSPECTORS OF ELECTION

                At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed as an inspector.

Section 2.12    LIST OF STOCKHOLDERS ENTITLED TO VOTE

                The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

Sections 3.1    POWERS

                Subject to the provisions of the GCL and any limitations in the Certificate of Incorporation relating to actions required to be authorized or approved by the stockholders, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2     AUTHORIZED NUMBER

                The authorized number of directors shall be three (3). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this by-law adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

                No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

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Section 3.3     ELECTION AND TENURE OF OFFICE

                Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.4 of this Article. Directors shall hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.4     VACANCIES

                3.4.1 Vacancies in the Board of Directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The stockholders may at any time elect a director or directors to fill any vacancy or vacancies not filled by the directors.

                3.4.2 A vacancy shall be deemed to exist on the Board of Directors whenever any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, an increase in the authorized number of directors or otherwise.

                  3.4.3 Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. The notice shall be effective upon delivery unless a later date is specified therein. If a resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  3.4.4 No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.5     REMOVAL OF DIRECTORS

                At any regular or special meeting of stockholders duly called and held in the manner provided herein, any director or the entire Board of Directors may be removed at any time by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire Board of Directors. No director may be removed from office except as provided in this section.

Section 3.6     MEETINGS AFTER ANNUAL STOCKHOLDERS' MEETINGS

                Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting at the place where said annual meeting has been held or at such other place as shall be fixed by the Board of Directors, to elect officers and to transact other proper business. Call and notice of such regular meetings are hereby dispensed with.

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Section 3.7     OTHER REGULAR MEETINGS

                Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board. No notice need be given of such regular meetings, except that notice shall be given to each director (as for a special meeting) of the resolution establishing regular meeting dates, which notice shall contain the date, time and place of the regular meetings.

Section 3.8     SPECIAL MEETINGS - NOTICES

                3.8.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or any two directors.

                3.8.2 Special meetings of the Board of Directors shall be held upon at least four (4) days' notice by mail or 24 hours' notice delivered personally or by telephone or telegraph. A notice need not specify the purpose of any meeting of the Board of Directors.

                3.8.3 Notice by mail shall be deemed given at the time a written notice is deposited in the United States mails, first class postage prepaid, addressed to the director at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegraph shall be deemed given when it is actually transmitted by the telegraph company, addressed as in the preceding sentence. Notice by telephone shall be deemed given when it is communicated by telephone to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 3.9     TELEPHONIC MEETINGS

                Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.10    WAIVER OF NOTICE

                Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No director who so protests shall be considered present at any such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Section 3.11    ACTION AT A MEETING

                A majority of the authorized number of directors present in person constitutes a quorum of the Board of Directors for the transaction of business at a meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number is required by law, by the Certificate of Incorporation or by the By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.12    ADJOURNMENT

                A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, at least two (2) days' notice by mail or 24 hours' notice delivered personally or by telephone or telegraph, stating the time and place at which the meeting will reconvene, shall be given to each director who was not present at the time of the adjournment. Notice by mail, telephone or telegraph shall be deemed given as provided in section 3.8.3.

Section 3.13    ORGANIZATION

                Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence, by the Vice Chairman of the Board, if any,or in his absence by the President if he is also a director, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.14    ACTION BY UNANIMOUS WRITTEN CONSENT

                Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as an unanimous vote of such directors.

Section 3.15    INTERESTED DIRECTORS; QUORUM

                No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or


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solely because his or their votes are counted  for  such  purpose,  if:  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16    COMPENSATION

                The directors may be paid their expenses of attending each meeting of the Board of Directors. In addition, the Board of Directors may from time to time, in its discretion, pay to directors fixed compensation for attendance at each meeting of the Board of Directors or may pay a stated fee or other compensation for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

Section 4.1     COMMITTEES

                The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.2     COMMITTEE RULES

                Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules,each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to
Article II of these By-Laws.

Section 4.3     COMMITTEE RECORDS

                Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required.

                                    ARTICLE V

                                    OFFICERS
                                    --------

Section 5.1     OFFICERS

                The officers of the corporation shall be a Chairman of the Board or a President or both,one or more Vice Presidents,a Secretary,a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. Any number of offices may be held by the same person.

Section 5.2     ELECTION, REMOVAL AND RESIGNATION

                Officers shall be chosen by the Board of Directors and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board of Directors, subject to the rights, if any, of officers under contracts of employment with the corporation. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.3     CHAIRMAN OF THE BOARD

                The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and the stockholders and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Board of Directors. Whenever there is no President of the corporation, the Chairman of the Board shall have the powers and duties of the President.

Section 5.4     PRESIDENT

                Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise, direct and control the business and affairs of the corporation. In the absence of the Chairman of the Board or if there be none, he shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors of the By-Laws.

Section 5.5     VICE PRESIDENTS

                The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board of Directors , the Chairman of the Board, the President or any other officer supervising such Vice Presidents. In the absence or disability of the President and Chairman of the Board, a Vice President designated by the Board of Directors shall substitute for and assume the duties, powers and authority of the President.

Section 5.6     SECRETARY AND ASSISTANT SECRETARY

                5.6.1 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the stockholders and Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors,shall affix the same to any instrument.

                5.6.2 The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary, and in the absence or disability of the Secretary shall substitute for and assume the duties,powers and authority of the Secretary.

Section 5.7     CHIEF AND SUBORDINATE FINANCIAL OFFICERS

                5.7.1 The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements,gains,losses,capital and retained earnings. The books of account shall be open to inspection by all directors at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors. The Chief Financial Officer shall supervise the subordinate financial officers.

                5.7.2 The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

Section 5.8     ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS

                In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chairman of the Board or to the President (or in his absence the Vice President serving in his place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Board of Directors, the Chairman of the Board or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

Section 5.9     COMPENSATION

                The officers of this corporation shall receive such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation or any other officer or officers. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the corporation.

Section 5.10    LOANS AND GUARANTEES

                The corporation may lend money to,or guaranty any obligation of, or otherwise assist any officer or other employee of the corporation or its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of a majority of the disinterested directors (even though the disinterested directors may be less than a quorum), such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the majority of disinterested directors (even if the disinterested directors are less than a quorum) shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE VI

                      CORPORATE RECORDS AND AUTHORIZATIONS
                      ------------------------------------

Section 6.1     RECORDS

                6.1.1 The corporation shall keep, at its principal executive office or at the office of its transfer agent or registrar, (a) adequate and correct books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and committees of the Board of Directors, and
(c) a record of its shareholders giving the names and addresses of all shareholders an the number and class of shares held by each.

                6.1.2 Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books,may be kept on,or be in the form of,punch cards,magnetic tape,photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.2     CHECKS, DRAFTS, ETC.

                All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 6.3     EXECUTION OF CONTRACTS

                The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall, or shall have any power or authority to, bind the corporation by any contract or engagement, or pledge its credit or render it liable for any purpose or in any amount; provided, however, that nothing contained in this section shall be construed to prevent any officer of the corporation from performing his regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article V of these By-Laws.

Section 6.4     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

                All shares of any other corporation standing in the name of this corporation shall be voted, represented and all rights incidental thereto exercised as directed by written consent or resolution of the Board of Directors expressly referring thereto. In general, such rights shall be delegated by the Board of Directors, under express instructions from time to time as to each exercise thereof, to the President or any Vice President, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy or power of attorney duly executed by such officers.

Section 6.5     DIVIDENDS

                The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and the Certificate of Incorporation, subject to any contractual restrictions to which the corporation is then subject. If a dividend is declared, the stock transfer books shall not be closed, but a record date shall be set by the Board of Directors on which date the transfer agent or, where no transfer agent is appointed, the Secretary will take a record of all stockholders entitled to the dividend without actually closing the books for transfers of stock.

                                   ARTICLE VII

                    STOCK CERTIFICATES AND TRANSFER OF SHARES
                    -----------------------------------------

Section 7.1     STOCK CERTIFICATES

                7.1.1 Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                7.1.2 If the corporation is authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the powers,designations,preferences and relative,participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2     TRANSFER ON THE BOOKS

                Upon (a) the surrender to the Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Certificate of Incorporation or By-Laws, any legend appearing on said certificates or any applicable law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3     STOLEN, LOST OR DESTROYED CERTIFICATES

                The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such stolen, lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4     TRANSFER AGENTS AND REGISTRARS

                The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 7.5     FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

                In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                 CORPORATE SEAL
                                 --------------

                The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, the state of incorporation and the words "Corporate Seal".

                                   ARTICLE IX

                              AMENDMENTS TO BY-LAWS
                              ---------------------

Section 9.1     BY STOCKHOLDERS

                The stockholders of the corporation may make or adopt additional By-Laws and may alter, amend or repeal any By-Law, whether adopted by them or otherwise, by the affirmative vote of a majority of all outstanding shares entitled to vote at a duly held meeting at which a quorum is present or represented by proxy.

Section 9.2     BY DIRECTORS

                Subject to the right of the stockholders to adopt, alter, amend or repeal By-Laws, as provided in Section 9.1, the Board of Directors may alter, amend or repeal these By-Laws or may adopt new By-Laws.

Section 9.3     RECORD OF AMENDMENTS

                Whenever an amendment or new By-Law is adopted, it shall be copied in the book of minutes with the original By-Laws. If any By-Law is repealed, the fact of repeal and the date on which the repeal was enacted shall be stated in said book.

                                    ARTICLE X

                                 INTERPRETATION
                                 --------------

                Reference in these By-Laws to any provision of the GCL shall be deemed to include all amendments thereof.

                                   ARTICLE XI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                     ---------------------------------------

                           EMPLOYEES AND OTHER AGENTS
                           --------------------------

Section 11.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                The  corporation,  to  the  maximum  extent permitted by the GCL
(or any other applicable law, rule or regulation), shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law. Notwithstanding any subsequent alteration, amendment or repeal of this Section 11.1, the rights to indemnification and to advance payments created by this
Section 11.1 shall apply to (a) any claims made or asserted at any time while this Section 11.1 is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this Section 11.1 is in effect.

Section 11.2    OTHER AGENTS

                The Board of Directors in its discretion may provide for indemnification of or an advance of expenses to other agents of the corporation and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the GCL.

Section 11.3    ARTICLE NOT EXCLUSIVE

                The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any statute, rule of law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.4    INTERPRETATION

                References in this Article to "the corporation", "other enterprises", "fines" and "serving at the request of the corporation" shall include the meanings attributed to them in Section 145 of the GCL or any successor Section thereto.